EXHIBIT 10.2

Amendment to Contract for
Director / Manager Services to US Corporations

between

AGROMERKUR AG

Bahnhofstrasse 7, CH-6301 Zug/ZG (Swiss Corporate ID Number CH-170.3.012.864-5)
represented by Hans Wac!sack, Member of the Board of Directors

(hereinafter referred to as "Principal")

and

FELIX DANCIU

6011 El Parque Avenue, Las Vegas, NV 89146, USA (Nevada Driver Licence 4100330189)
(hereinafter referred to as “Representative”)

concerning

SOFIA REAL ESTATE GROUP, INC.

a Nevada Corporation

(hereinafter referred to as “Company”)

PREAMBLE

The following Amendment relates to the Contract for Director / Manager Services to US Corporations between the parties as indicated above, dated October 01, 2008. The parties hereby agree as follows:

1

THIS AMENDMENT TO CONTRACT is made and entered into on OCTOBER 21, 2009, by and between

FELIX DANCIU, (hereinafter referred to as "Representative") and AGROMERKUR AG, (hereinafter referred to "Principal"), being represented herein by HANS WADSACK Member of the Board of Directors, who acts as the sole representative of the Principal, which is the shareholder of SOFIA REAL ESTATE GROUP, INC., (hereinafter referred to as "Company") pursuant to Written Agreement, duly adopted, attached hereto and made a part hereof by reference:

WHEREAS, Representative is in the business of offering his services as Director / Manager to the Company and WHEREAS, Principal desires the services that Representative offers, Principal does hereby nominate, authorize and appoint Representative, to act as the DIRECTOR AND PRESIDENT of SOFIA REAL ESTATE GROUP, INC. and Representative agrees to accept such appointment tinder the following terms and conditions.

THIS AMENDMENT TO CONTRACT shall amend THE AGREEMENT between the parties, dated October 01, 2008 by amending and restating section B as follows:

B. Compensation: Principal hereby agrees to pay Representative a base fee of TEN THOUSAND (US$10,000) UNITED STATES DOLLARS for his services for the initial one year term of this Agreement. From the second year onwards, Representative will receive an annual base fee of FIFTEEN THOUSAND (US$15,000) UNITED STATES DOLLARS for a one year term of this Agreement (Fee will be paid after 10 business days contract is signed. Ordinary services are described in Section C1 — C7. Services performed pursuant to sections CS - C1O and any other services required or requested by Principal, shall be termed as extraordinary services.) Additionally to the first year base fee, Representative will receive a one-time, non-recurring success fee of FIVE THOUSAND (5,000) SHARES of SOFIA REAL ESTATE GROUP, INC. common stock subject to Rule 144, SOFIA REAL ESTATE GROUP, INC. shall cause to have issued by its counsel at its sole cost and expense an opinion letter for the removal of the rule 144 legend 6 months following issuance of shares. The performance of extraordinary activities performed by Representative, upon request and on behalf of Principal, is subject to a US$100 HOURLY FEE, unless otherwise agreed to in writing between the parties hereto.

For each renewal or extension period of this Agreement, Representative shall notify Principal, in writing, thirty (30) days prior to the expiration date, of any fee increase it will require for the renewal or extension period.

IN WITNESS WHEREOF: Each party has caused this Amendment to Contract, consisting of TWO (2) PAGES, to be executed in his individual or its corporate name, on its behalf, by its proper officers, duly authorized, on the day and date set forth above.

October 21, 2009 Principal AGROMERKUR AG /s/ Hans Wadsack Signature of Hans Wadsack, Director	October 21, 2009 Representative /s/ Felix Danciu Signature of Felix Danciu